Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Associated Banc-Corp:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

Our report refers to a change in the method of accounting for goodwill in 2002.

/s/    KPMG LLP

Chicago, Illinois

September 1, 2004